CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 13, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of JPMorgan Bond Portfolio, JPMorgan Insurance Trust Core Bond Portfolio, JPMorgan Insurance Trust Government Bond Portfolio, JPMorgan Insurance Trust Diversified Equity Portfolio, JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio, JPMorgan Insurance Trust International Equity Portfolio, JPMorgan Insurance Trust Small Cap Equity Portfolio, JPMorgan International Equity Portfolio, JPMorgan Mid Cap Value Portfolio, JPMorgan Small Company Portfolio and JPMorgan U.S. Large Cap Core Equity Portfolio (collectively the "Funds"), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement and under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information dated May 1, 2008, for each of the Funds, which are also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

December 15, 2008